EXHIBIT 3.1

BYLAWS
of
PACIFICORP
As Amended Effective January 10, 2014

ARTICLE I

OFFICES

The principal office of the Company in the State of Oregon shall be in the City of Portland, County of Multnomah. The Company may have such other offices, either within or without the State of Oregon, as the Board of Directors may designate or as the business of the Company may, from time to time, require.

ARTICLE II

SHAREHOLDERS

2.1Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday in the month of May in each year, unless a different date is fixed by the Board of Directors, at such time and place as are fixed by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

2.2Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or the Board of Directors and shall be called by the Chairman of the Board or the President upon the written demand, describing the purpose or purposes for which the meeting is to be held, signed, dated and delivered to the Company's Secretary, of the holders of not less than one-tenth of all the outstanding votes of the Company entitled to be cast on any issue proposed to be considered at the meeting.

2.3Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the State of Oregon, as may be designated by the Board of Directors.

2.4Notice of Meetings. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which the meeting is called shall be mailed by the Secretary to each shareholder entitled to vote at the meeting, and if required by law, to such additional shareholders as are entitled to receive notice, at the shareholder's address shown in the Company's stock transfer books, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

2.5Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor, in the case of a meeting, less than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups.

2.6Shareholders' List for Meeting. After a record date for a meeting has been fixed, the Company shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders' meeting. The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Company shall make the shareholders' list available at the meeting and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

2.7Quorum; Adjournment.

(a)Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter.

(b)A majority of votes represented at the meeting, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except as may be required by law. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

(c)Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting. A new record date shall be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.8Voting Requirements; Action Without Meeting.

(a)If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Company's Restated Articles of Incorporation. If any share of capital stock of the Company is entitled to more or less than one vote on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.

(b)Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the Company's records. Such action shall not be effective unless, at least 10 days before the action is taken, any non-voting shareholder entitled to notice of the proposed action is given written notice of the proposed action as required by law. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

2.9Proxies. A shareholder may vote shares in person or by proxy by signing an appointment. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes.

2.10Notice of Business. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a beneficial or record holder at the time of giving of the notice provided for in this Section 2.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company as follows: (a) for annual meetings, not less than 45 days nor more than 75 days prior to the date in the current year corresponding to the day and month of mailing of the Company's proxy statement for the prior year's annual meeting, and (b) for other meetings, not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of such other meeting is given or made, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of such other meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. If the shareholder is not a shareholder of record at the time of giving the notice, the notice shall be accompanied by appropriate documentation of the shareholder's claim of beneficial ownership. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.10.

The officer presiding at the meeting shall, if in the officer's opinion the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a beneficial or record holder at the time of giving of notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. If the shareholder is not a shareholder of record at the time of giving the notice, the notice shall be accompanied by appropriate documentation of the shareholder's claim of beneficial ownership. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.11. The officer presiding at the meeting shall, if in the officer's opinion the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

2.12Conduct of Meeting. The officer presiding at any meeting of the shareholders shall have authority to determine the agenda and order of business at the meeting and to adopt such rules and regulations as may be necessary or desirable to promote the fair and efficient conduct of the business of the meeting.

ARTICLE III

BOARD OF DIRECTORS
3.1Duties of Board of Directors; Election. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Board of Directors, which shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Members of a class shall be elected by the shareholders, by a plurality of the votes cast at the meeting.

3.2Number, Election and Qualification. The exact number of directors may, within the limits of not less than three (3) nor more than twenty-one (21) set forth in Article VI of the Company's Restated Articles of Incorporation, be fixed and increased or decreased from time to time by resolution of the Board of Directors. Directors shall hold office for a term of three years, and until their successors are elected and qualified or the number of directors is decreased; provided, however, that the term of office of any director shall not extend beyond the regular quarterly meeting of the Board of Directors following the date the director reaches age 70; and, provided further, that the term of any director who is also an employee of the Company shall expire at the date of the employee's retirement as an employee. No reduction in the number of directors shall shorten the term of any incumbent director.

3.3Regular Meetings. The Board of Directors may provide the time and place, either within or without the State of Oregon, for the holding of regular meetings of the Board of Directors without other notice.

3.4Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.5Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 48 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier. If mailed, notice shall be deemed effective when deposited in the United States mail addressed to the director at the director's business address, with postage thereon prepaid. Notice by all other means shall be deemed effective when received by or on behalf of the director. Except as otherwise provided by law or in the Company's Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6Quorum. One third of the total number of directors fixed in accordance with Section
3.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.7Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Restated Articles of Incorporation or these Bylaws.

3.8Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. Any directorship not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; if the vacant office was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. A director elected to fill a vacancy shall be elected to serve until the next meeting of shareholders at which directors are elected and shall continue to serve until a successor shall be elected and qualified or there is a decrease in the number of directors. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.9Compensation. By resolution of the Board of Directors, the directors may be paid a reasonable compensation for their services as directors, and their expenses, if any, of attendance at each meeting of the Board of Directors; provided, that no director who is also a full-time officer or employee of the Company shall receive additional compensation as a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

3.10Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before the adjournment thereof or to the Company immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain shall not apply to a director who voted in favor of the action.

3.11Executive Committee. The Board of Directors, as soon as may be after its election in each year, shall by resolution adopted by a majority of all the Directors in office when the action is taken, designate from among its members an Executive Committee to consist of the officer designated as Chief Executive Officer and two or more other directors. Such Committee shall have and may exercise all of the powers of the Board during the intervals between its meetings which may be lawfully delegated, subject to such limitations as may be provided by resolution of the Board. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. A majority of the members of such Committee shall be a quorum. The Executive Committee shall elect one of its members as chairman.

3.12Other Committees. The Board of Directors, by resolution adopted by a majority of all the Directors in office when the action is taken, from time to time may establish, fix the membership, define the duties and appoint the members of each of such other committees of the
Board of Directors as it shall determine. One-third of the members of each such other committee, but in no case fewer than two directors, shall be a quorum of the committee.

ARTICLE III – A

SPECIAL NUCLEAR COMMITTEE

3A.1 Establishment of Committee; Membership. The Board of Directors shall establish a Special Nuclear Committee. The members of the Special Nuclear Committee shall be elected by the Board of Directors from their number. The membership of the Special Nuclear Committee shall consist of three directors, or such larger number as the Board of Directors, from time to time, shall determine. No director may serve on the Special Nuclear Committee unless such director is a citizen of the United States of America. A majority of the members of the Special Nuclear Committee shall at all times be made up of directors (“Independent Directors”) who are not current or former employees of the Company or of any other affiliated entity (a) that owns, directly or indirectly through one or more subsidiaries, a majority of the outstanding capital stock of the Company, (b) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by the Company, or (c) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by any entity referred to in clause (a) of this paragraph 3A.1.

3A.2 Term; Removal. Each member of the Special Nuclear Committee shall serve for a term commencing on the date of election to the Special Nuclear Committee and ending when such member’s term as a director expires. During any director’s term as a member of the Special Nuclear Committee, such member shall not be removed except for willful and continued failure by such member to substantially perform his or her duties to the Company in accordance with these bylaws, or such member’s conviction of fraud, embezzlement, theft or other criminal conduct involving a felony.

3A.3 Regular Meetings. Regular meetings of the Special Nuclear Committee may be held at such places and at such times as the members of the Special Nuclear Committee may by vote from time to time determine, and if so determined, no notice thereof need be given.

3A.4 Special Meetings. Special meetings of the Special Nuclear Committee may be held at any time and at any place when called by two or more members of the Special Nuclear Committee, reasonable notice thereof being given to each member of the Special Nuclear Committee, or at any time without call or formal notice, provided all the members of the Special Nuclear Committee are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a member of the Special Nuclear Committee to send notice by mail or telegram at least forty-eight hours before the meeting addressed to such member at his or her usual or last known business or residence address.

3A.5 Quorum. A majority of the members of the Special Nuclear Committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance there at shall decide any question brought before such meeting.

3A.6 Vacancies. If the office of any member of the Special Nuclear Committee, one or more, elected by the Board of Directors pursuant to 3A.1 of this Article III-A, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Board of Directors shall choose a successor or successors from among the members of the Board of Directors who are citizens of the United States of America, who shall hold office for the unexpired term. Such successors shall be chosen in such a manner to ensure that, after giving effect to their selection, a majority of the members of the Special Nuclear Committee are Independent Directors, as such term is defined in 3A.1 of this Article III-A.

3A.7 Nuclear Authority Delegated to Special Nuclear Committee. Except as otherwise provided in 3A.8 of this Article III-A, the Special Nuclear Committee shall have sole discretion and decision-making authority on behalf of the Company as to all matters involving any interests that the Company may hold, now or in the future, in any nuclear power facility, whether such ownership interest is direct or indirect. Without limiting the generality of the foregoing, the Special Nuclear Committee shall, except as otherwise provided in 3A.8 of this Article III-A, have sole decision- making authority with respect to all matters relating to the operation, maintenance, contribution of capital, decommissioning, and fuel cycle matters with respect to all such nuclear power facilities. The Special Nuclear Committee shall report to the Board of Directors on a quarterly basis with respect to its activities, but such reports shall be for informational purposes only, and any powers that the Board of Directors generally might otherwise have with respect to any such matters are, except as otherwise provided in this Article III-A, permanently and irrevocably delegated to the Special Nuclear Committee.

3A.8 Certain Decisions Reserved to Board of Directors. Notwithstanding 3A.7 of this Article III-A, after consultation with the Special Nuclear Committee, the Board of Directors shall have, with respect to any nuclear power facility in which the Company has a direct or indirect interest, the following rights:

(a)The right to determine to sell, lease or otherwise dispose of the Company’s interest in any such facility;

(b)The right to authorize and determine the budget related to the facility; and

(c)The right to take any action with respect to any such nuclear facility that is ordered by the Special Nuclear Committee or any other governmental agency or court of competent jurisdiction.

3A.9 Access to Restricted Information. To the extent that the Company, by virtue of its ownership of any direct or indirect interest in any nuclear power facility, obtains any so-called “Restricted Data” as to which access is restricted pursuant to the provisions of the Atomic Energy Act of 1954, as amended, or any rules, regulations or orders of the Nuclear Regulatory Commission, access to any such information shall be limited solely to the members of the Special Nuclear Committee, and the members of the Special Nuclear Committee shall not, without the permission of the Nuclear Regulatory Commission, reveal any such information to any foreign citizen or other person with whom it shall be unlawful to share any such information.

3A.10 Report of Foreign Influence; Whistle Blower Protections.    In the event that any member of the Special Nuclear Committee believes that any action by a foreign citizen is designed to influence such member’s behavior with respect to any nuclear power facility to the detriment of the national interest of the United States of America, such member is authorized and directed to report such behavior to the Nuclear Regulatory Commission. The Company hereby extends to each member of the Special Nuclear Committee the full protection afforded by the so-called “whistle blower” regulations of the Nuclear Regulatory Commission as codified at 10 C.F.R. §50.7, and agrees that the phrase “protected activity” used therein shall include, with respect to each member of the Special Nuclear Committee, any action or decision made by any such member pursuant to this Article III-A of these bylaws, including any votes cast by any such member.

3A.11 Amendments to Bylaw Provisions Relating to Special Nuclear Committee. Notwithstanding Article IX of these bylaws, the provisions of this Article III-A shall not, without the prior consent of the Nuclear Regulatory Commission, be amended or repealed unless and until (a) the provisions of the Atomic Energy Act of 1954, as amended, or the applicable regulations thereunder, are amended such as to remove the current provisions thereof restricting foreign ownership of nuclear power facilities, or (b) the Company shall, with the consent of the Nuclear Regulatory Commission, have disposed of all of its interests in any nuclear power facilities. In the event that either such condition shall have been met, the Company shall, prior to amending or repealing the provisions of this Article III-A, notify the Nuclear Regulatory Commission of its intent to effect such amendment or repeal.

ARTICLE IV

OFFICERS

4.1Number. The officers of the Company shall be a Chairman of the Board (who shall be a Director of the Company), a President, one or more Vice Presidents (who may be distinguished from one another by such designations as the Board of Directors may specify), a Secretary, a Treasurer, and if the Board of Directors shall deem such an officer desirable, a Controller. Each of the aforesaid officers shall be appointed by the Board of Directors. The Board of Directors shall designate one of the officers of the Company (who shall also be a Director of the Company) as Chief Executive Officer. Other officers and assistant officers may be appointed as determined by the Board of Directors. Any two or more offices may be held by the same person.

4.2Appointment and Term of Office. With the exception of the initial appointment of any new officer or assistant officer, or the initial election of an officer to another or different office, which may be at any meeting of the Board of Directors, the officers of the Company shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until such officer's death, resignation, or removal from office in the manner hereinafter provided.

4.3Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The appointment of an officer does not itself create contract rights.

4.4Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform other duties assigned by the Board of Directors.

4.6Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company.

4.7President. The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

4.8Vice Presidents. Each of the Vice Presidents shall perform such duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

4.9Treasurer. The Treasurer shall perform the duties usually pertaining to such office and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors. The Treasurer shall give a bond for faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10Secretary. The Secretary shall have the responsibility for preparing minutes of all meetings of the directors and shareholders and for authenticating records of the Company. The Secretary shall in addition perform other duties assigned by the Chief Executive Officer or the Board of Directors.

4.11Other Officers. Other officers and assistant officers shall perform such duties as from time to time may be assigned to each of them by the Chief Executive Officer or the Board of Directors.

4.12Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the Company.

ARTICLE V
INDEMNIFICATION

The Company shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

ARTICLE VI

ISSUANCE OF SHARES

6.1Certificates for Shares.

(a)Certificates representing shares of the Company shall be in form determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Company or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles.

(b)Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Restated Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the Company is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the Company retains a copy of the restriction. Every certificate issued when the Company is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c)All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors prescribes.

6.2Transfer of Shares. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed.

6.3Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Company, with such powers and duties as the Board of Directors determines by resolution.

6.4Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1Contracts. The Board of Directors may authorize any officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

7.2Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors or officers of the Company designated by the Board of Directors may select; or be invested as authorized by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1Seal. The corporate seal of the Company shall be circular in form and shall bear an inscription containing the name of the Company, the year 1910 and the state of incorporation.
8.2Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

8.3Waiver of Notice.

(a)A shareholder may at any time waive any notice required by these Bylaws, the Restated Articles of Incorporation or the provisions of any applicable law. Such waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Company for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(b)A director may at any time waive any notice required by these Bylaws, the Restated Articles of Incorporation or the provisions of any applicable law. Except as set forth below, such waiver must be in writing, be signed by the director entitled to the notice, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8.4Engineering Decisions in Washington. Engineering decisions pertaining to any project or engineering activities in the State of Washington shall be made by the engineer designated by or in accordance with resolutions of the Board of Directors.

8.5Oregon Control Share Act. Sections 60.801 to 60.816 of the Oregon Business Corporation Act, known as the “Oregon Control Share Act,” do not apply to acquisitions of the Company’s voting shares (as defined in the Oregon Control Share Act).

ARTICLE IX

AMENDMENTS

The Company's Bylaws may be amended or repealed or new bylaws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Company entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof; or (b) by the affirmative vote of a majority of the entire Board of Directors given at any regular meeting of the Board, or any special meeting thereof; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof or all of the directors at the time in office be present at such meeting.

Certificate

I,     Secretary of PacifiCorp, a corporation organized under the laws of the State of Oregon, HEREBY CERTIFY that the foregoing printed pages, entitled on page 1 "Bylaws of PacifiCorp as Amended effective January 10, 2014" constitute a full and true copy of the Bylaws of said corporation as amended to the date of this certificate.

WITNESS my hand this 10th day of January, 2014.
/s/ Jeffrey B. Erb
Jeffrey B. Erb
Corporate Secretary

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